MAY 19, 2011

Vyteris Announces Strategic Focus on Specialty Contract Research Organization Business

Plans to Monetize Drug Delivery Assets

FAIR LAWN, N.J. (May 19, 2011) – Vyteris, Inc. (OTC/BB: VYTR) announces that its Board of Directors has elected to implement a strategy to transform Vyteris into a diversified  specialty contract research organization (CRO) company.  This decision follows on the Company’s previously announced merger with MediSync BioServices, Inc., a CRO, and Vyteris will now focus all its efforts on consolidating specialty businesses in the CRO, site management organization (SMO) and related services industry.  As a result, the Company is currently discontinuing its drug delivery business and plans to monetize its proprietary active transdermal drug-delivery assets as soon as possible.

Vyteris’ strategy is to bring together established and profitable privately held CROs, SMOs  and related consulting firms to build a cluster of businesses with complementary specialized services that benefit from centralized administration, enhanced access to expansion capital and cross-selling capabilities.  Vyteris is pursuing multiple acquisition targets that it intends to advance to closing in 2011 and 2012.

"We are excited to be transforming Vyteris into a leading niche player in the specialty CRO industry by executing our strategy for consolidation, growth and potential profitability in an established industry with exciting growth potential,” said Haro Hartounian, Ph.D., Chief Executive Officer at Vyteris.  “The fragmented $22 billion CRO business1 serves a growing demand for outsourced clinical research and related services as drug and medical device developers are attracted to the efficiency and flexibility offered by such service providers.  With more than 1,100 CROs worldwide, we believe this industry is ripe for consolidation.  Our plan is to acquire small, private CROs with successful track records that lack the capital raising power, business development resources and scale to compete with large CROs.  We expect to leverage operating synergies among these acquired entities to increase efficiencies and profitability.

“With our entrepreneurial leadership and industry experience, we are confident this strategy will provide Vyteris and its shareholders a significant growth opportunity and value proposition.  We have strict criteria in place for acquisition targets, and have identified a number of companies that support our specialty business model  “ concluded Dr. Hartounian.

About Vyteris, Inc.
Vyteris, Inc., through its wholly-owned MediSync BioServices, Inc. subsidiary, consolidates complementary, specialty contract research organizations, site management organizations and related businesses within the $22 billion contract drug development industry.  MediSync's current and planned services include product development, clinical trial management and data management services for the pharmaceutical, biotechnology and medical device industries.   For more information, please visit www.vyteris.com.

1 CRO Market , www.acrohealth.org/cro-market1.html , as of March 6, 2011.

Vyteris Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as "expect," "estimate," "project," "anticipate," "intend," "plan," "may," "will," "could," "would," "should," "believes," and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include, without limitation, statements concerning the potential impact of the new marketing agreement and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others, the competitive environment and competitive responses to the new marketing arrangement. The Company has described other important risks and uncertainties under the caption "Risk Factors" in its most recent Annual Report on Form 10-K and in various filings made with the SEC. Actual results may differ materially from those contained in the forward-looking statements in this press release.

Contacts:

Vyteris, Inc.
Joseph Himy, Chief Financial Officer
(201) 703-2299
investorrelationis@vyteris.com

Lippert/Heilshorn & Associates, Inc.
Anne Marie Fields, Senior Vice President
(212) 838-3777
afields@lhai.com

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